                                                                      Exhibit 11

                        COMPUTATION OF PER SHARE EARNINGS
              For the Years Ended December 31, 2001, 2000, and 1999 (In Thousands of Euros, Except for Per Share Amounts)



                                              BASIC EPS
                                              ---------

                                                 2001                           2000                           1999
                                       ------------------------     ------------------------      ------------------------


Net loss per financial statements      (euro dollar)    (15,701)    (euro dollar)     (1,314)     (euro dollar)        (99)
                                       ========================     ========================      ========================

Weighted average shares outstanding                  42,459,784                   33,311,361                    33,311,361


   Basic earnings (loss) per share     (euro dollar)       (.37)    (euro dollar)       (.04)     (euro dollar)       (.00)
                                       ========================     ========================      ========================


                                              DILUTED EPS
                                              -----------

                                                 2001                            2000                          1999
                                       ------------------------     ------------------------      ------------------------


Net loss per financial statements      (euro dollar)    (15,701)    (euro dollar)     (1,314)     (euro dollar)        (99)
                                       ========================     ========================      ========================

Weighted average shares outstanding                  43,671,784                   33,391,361                    33,456,361


   Diluted earnings (loss) per share*  (euro dollar)       (.36)    (euro dollar)       (.04)     (euro dollar)       (.00)
                                       ========================     ========================      ========================



* - Anti-dilutive